EXHIBIT 99

Iowa Insurance Companies to Host
Des Moines Insurance Conference June 28

Des Moines, Iowa, June 20, 2016 - Agenda and webcast details for the 2016 Des Moines Insurance Conference are now available. Participating companies include Aegon (NYSE: AEG), American Equity Investment Life Holding Company (NYSE: AEL), EMC Insurance Group Inc. (NASDAQ: EMCI), FBL Financial Group, Inc. (NYSE: FFG) and Principal Financial Group (NYSE: PFG). The conference will be held at Principal’s headquarters located at 801 Grand Avenue, Des Moines, IA on Tuesday, June 28, 2016 with presentations beginning at 8:00 a.m. CT.

The program includes individual company fireside chats with Q&A sessions, as well as special guest speaker Sheryl Moore, President & Chief Executive Officer - Wink, Inc. The event is hosted in partnership with the CFA Society Iowa.

Parties interested in listening to the presentations live may access the webcast on the website of each participating company or by visiting http://tinyurl.com/j5zwurx. Archived presentations will be available by end of day, Thursday, June 30.

The agenda follows. All times shown are in Central Time.

8:00 a.m. Principal Financial Group (NYSE: PFG)
Welcome from Dan Houston, Chairman, President and Chief Executive Officer

Presentation and Q & A with:
Terry Lillis, Executive Vice President & Chief Financial Officer
Deanna Strable, President - U.S. Insurance Solutions
www.principal.com/investor

9:00 a.m. FBL Financial Group. Inc. (NYSE: FFG)
Jim Brannen, Chief Executive Officer
Don Seibel, Chief Financial Officer
Ray Wasilewski, Chief Operating Officer - Life Companies
www.fblfinancial.com

10:30 a.m. EMC Insurance Group Inc. (NASDAQ: EMCI)
Bruce Kelley, President & Chief Executive Officer
Kevin Hovick, Executive Vice President & Chief Operating Officer
Scott Jean, Executive Vice President for Finance and Analytics
www.emcins.com/ir

11:30 a.m. Guest speaker Sheryl Moore, President and Chief Executive Officer - Wink, Inc. (no webcast available)

1:00 p.m.	American Equity Investment Life Holding Company (NYSE: AEL)
John Matovina, Chief Executive Officer
Ted Johnson, Chief Financial Officer
Jeff Lorenzen, Chief Investment Officer
Ron Grensteiner, President - American Equity Investment Life Insurance Company
www.american-equity.com

2:00 p.m.	Aegon (NYSE: AEG)
David Paulsen, President - Transamerica Distributors
http://www.aegon.com/en/Home/Investors/

Contact Information

Aegon
Tyler Schuett
Investor Relations Officer
+31 70 344 8753
Tyler.Schuett@Aegon.com

American Equity Investment Life Holding Co.
Julie LaFollette
Director of Investor Relations
515.273.3602
JLaFollette@American-Equity.com

EMC Insurance Group Inc.
Steve Walsh
Director of Investor Relations
515.345.2515
Steve.T.Walsh@EMCIns.com

FBL Financial Group, Inc.
Kathleen Till Stange
Vice President Corporate & Investor Relations
515.226.6780
Kathleen.TillStange@FBLFinancial.com

Principal Financial Group
John Egan
Vice President - Investor Relations
515.235.9500
Egan.John@Principal.com